UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 23, 2005

                           SOUTHWEST COMMUNITY BANCORP
             Incorporated Under the Laws of the State of California


      000-50545                                            30-0136231
Commission File Number                      I.R.S Employer Identification Number

                               5810 El Camino Real
                           Carlsbad, California 92008
                            Telephone: (760) 918-2616


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 8.01. Other Events

     On March 23, 2005, Southwest Community Bancorp's Board of Directors declared a five percent (5%) stock dividend on the outstanding shares of the Company's no par value common shares. The Board resolution authorizing the stock dividend fixed the record date as April 25, 2005 with payment on May 18, 2005.

As of March 23, 2005, there were 3,570,716 shares of the common stock issued and outstanding. Accordingly, as a result of the stock dividend there will be approximately 3,749,252 shares outstanding, subject to adjustment as may be required for fractional interests, or as may be required by the issuance of any additional shares of common stock as the result of the exercise of stock options or outstanding warrants.

     The Board of Directors also determined that fractional interests resulting from the stock dividend will be resolved in cash based upon the fair market value of the Company's common stock on the effective date for the stock dividend.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                    SOUTHWEST COMMUNITY BANCORP


DATE: March 24, 2005                                By: /s/ Frank J. Mercardante
                                                        ------------------------
                                                        Frank J. Mercardante
                                                        Chief Executive Officer